UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Uncommon Investment Funds Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

75 Virginia Road 2nd Floor, Suite V1 North White Plains, NY	10603

(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value per share	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-249503.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, no par value, of the Uncommon Portfolio Design Core Equity ETF, a series of Uncommon Investment Funds Trust (the “Registrant”), is incorporated herein by reference to Pre-Effective Amendment No. 3 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on April 1, 2021. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Numbers are as follows:

Series Name	EIN
Uncommon Portfolio Design Core Equity ETF	85-3825516

 ITEM 2. EXHIBITS

1.	The Registrant’s Agreement and Declaration of Trust is included as an exhibit to the Registrant’s Pre-Effective Amendment No. 1 to its Registration Statement (File Nos. 811-23464; 333-249503) filed with the Securities and Exchange Commission on January 29, 2021.

2.	The Registrant’s By-Laws are included as an exhibit to the Registrant’s initial Registration Statement (File Nos. 811-23464; 333-249503) filed with the Securities and Exchange Commission on October 15, 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  April 13, 2021

UNCOMMON INVESTMENT FUNDS TRUST

By: /s/ John J. Pileggi

Name: John J. Pileggi

Title: President